Exhibit 99.1

QHSLab. Issues Update and Investor Presentation May 2022

●	Superior Business Model and Strategic Position Validated By Repeat Ordering Client Base and New Developments to Product Portfolio

●	Addressable Market Opportunity Includes Over 250,000 Independent Primary Care Physicians

●	Favorably Aligned with Industry Drivers Including Increasing Acceptance of Digital Health, Point of Care and Virtual Care Services by Third Party Payers

●	Focused on Continuing Strategic Acquisition Plan To Leverage Across Expanding Distribution Network and Customer Footprint

WEST PALM BEACH, FL – (May 9, 2022) (GLOBE NEWSWIRE) – QHSLab, Inc. (OTCQB: USAQ) a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point of care technologies, announces an update to the Company’s corporate presentation highlighting the Company’s 2021 achievements and future plans underway.

QHSLab, Inc. is a medical device technology company focused on enabling primary care physicians (PCPs) to increase their revenues by providing value-based tools to evaluate and treat chronic disease through reimbursable procedures.

“We founded QHSLab off the backs of two cornerstone acquisitions. As a result, we grew revenues in our first full year to over $1.4M in repeat physician customer sales. We are continuing to assess future strategic acquisitions of a similar nature that 1) add additional products and technologies complementary to our existing portfolio, 2) grow our physician client distribution base, and 3) generate higher revenues” stated QHSLab Chief Executive Officer Troy Grogan.

“As previously stated in our corporate materials, our market opportunity is comprised of over 250,000 independent U.S. primary care physicians, we’re currently generating $10,000 per physician practice per year and expect this metric to grow throughout 2022. It is estimated that over 70 percent of these physicians’ patients could benefit from the Company’s current portfolio of point-of-care and digital health products. From an industry perspective, the COVID-19 pandemic has heightened the need for and acceptance of digital healthcare, a trend our business model is strongly aligned with,” continued Grogan.

The following are some of the items discussed in the investor presentation update, which can be accessed by going to the Company’s website at https://www.usaqcorp.com/presentations:

●	Key company milestones highlighting significant financial and strategic progress over the past fiscal year

●	Detailed discussion of the proprietary AllergiEnd® and AllergiQT™ product line, including FDA-cleared diagnostic equipment and products allowing primary care providers to diagnose and treat many common chronic allergies in their offices

●	Highlights of QHSLab cloud-based software and IT system, a clinical decision support system currently addressing allergies and asthma, mental health, obstructive sleep apnea, and medical nutrition therapy

●	Profiles of QHSLab’s management and medical advisory team, which has a synergistic mix of industry experience, including comprehensive medical device, software and business development backgrounds

●	Continuing plan of strategic acquisitions, adding to our valuable product portfolio, and leveraging our growing client base of independent physician practices

For more information, please visit www.usaqcorp.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess their patients’ responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp